UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 19, 2024

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Shoals Technologies Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39942		85-3774438
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1400 Shoals Way	Portland	Tennessee	37148
(Address of principal executive offices)			(Zip Code)

	(615)	451-1400
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2024 (the “Effective Date”), Shoals Technologies Group, Inc. (the “Company”), as borrower, and certain of its subsidiaries entered into Amendment No. 6 (the “Amendment”) to the Credit Agreement, dated as of November 25, 2020, with Wilmington Trust, National Association, as Collateral Agent, JPMorgan Chase Bank, N.A., as Administrative Agent, and each L/C issuer and lender from time to time party thereto (as amended prior to the Effective Date, the “Existing Credit Agreement,” and as amended from time to time, the “Amended Credit Agreement”).
The Amendment, among other things, (i) provides for a new tranche of revolving loans in an aggregate principal amount of $200,000,000 (the “2024 Revolving Loans”), (ii) reduces the interest rate margin applicable to revolving loans outstanding under the Amended Credit Agreement by at least 0.25% with additional 0.25% step-downs if the consolidated first lien secured leverage ratio does not exceed certain thresholds (which step-downs will step back up if such leverage ratio exceeds those thresholds), (iii) reduces the commitment fee applicable to the undrawn revolving loans under the Amended Credit Agreement by at least 0.10% with additional 0.05% step-downs if the consolidated first lien secured leverage ratio does not exceed certain thresholds (which step-downs will step back up if such leverage ratio exceeds such thresholds), (iv) lowers the maximum consolidated first lien secured leverage ratio permitted under the Amended Credit Agreement to (a) 4.25:1.00 from April 1, 2024 through March 31, 2025 and (b) thereafter, 4.00:1.00 (with temporary increases to the maximum consolidated first lien secured leverage ratio in the event a material acquisition closes), (v) extends the maturity date applicable to the revolving loans under the Amended Credit Agreement to March 19, 2029, the fifth anniversary of the Effective Date and (vi) amends certain covenants under the Amended Credit Agreement in a manner customary for facilities of this type.
The 2024 Revolving Loans will refinance in full the revolving loans outstanding immediately prior to the Effective Date (the “Existing Revolving Loans”). The 2024 Revolving Loans have substantially the same terms as the Existing Revolving Loans, except as summarized herein. The 2024 Revolving Loans may be prepaid at any time, without premium or penalty.
On the Effective Date, the 2024 Revolving Loans will bear interest at a rate equal to, at the Company’s election, either adjusted term SOFR or base rate (each, as defined in the Amended Credit Agreement) plus (i) in the case of SOFR loans, 2.50% per annum and (ii) in the case of base rate loans, 1.50% per annum.
On the Effective Date, the Company used cash from the balance sheet to make a $44.4 million voluntary prepayment of all the outstanding term loans under the Existing Credit Agreement, thereby terminating all term loan commitments under the Existing Credit Agreement.
The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Amendment No. 6 to Credit Agreement, dated as of March 19, 2024, between Shoals Technologies Group, Inc., as Borrower, Wilmington Trust, National Association, as Collateral Agent, JPMorgan Chase Bank, N.A., as Administrative Agent and each L/C Issuer and lender from time to time party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

By:	/s/ Dominic Bardos
	Name:	Dominic Bardos
	Title:	Chief Financial Officer

Date: March 22, 2024